UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act 1934

       Date of Report (Date of earliest event reported):         July 7, 2010

IntegraMed America, Inc,
(Exact name of registrant as specified in charter)

Delaware
(State of other jurisdiction of incorporation)

0-20260	6-1150326
(Commission file Number)	(IRS Employer Identification No.)

Two Manhattanville Road, Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no. including area code: (914) 253-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)
□	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2010, IntegraMed America, Inc. (the “Company”) announced that Mr. Andrew Mintz has been appointed President of its newly-formed Fertility Services Division, effective August  2 ,  2010, pursuant to his acceptance of the Company’s offer of employment dated May 31, 2010. Mr. Mintz, age 44, has most recently been Senior Vice President, at DBCS Consulting/Pivot Health in New Jersey since 2008, providing management consulting services to various medical practices.  From 1998 to 2008, Mr. Mintz was Executive Director at Summit Medical Group PA where he managed all operational aspects of a 120-physician multi-specialty medical group.

 Under the material terms of his employment, Mr. Mintz will receive an initial annual base salary of $350,000, a one-time $100,000 restricted stock grant, the number of shares to be determined based on the closing price of the Company’s stock on the first day of Mr. Mintz’s employment (“Start Date”). The shares will vest over five years.  He will also be granted an option for  $40,000 worth of the Company’s Common Stock, the number of shares of which and the option price for which will be determined based on the closing price of the Company’s Common Stock on the Start Date. The shares will vest over four years.

 Mr. Mintz will be eligible to participate in the Company’s executive incentive bonus plan with a maximum payout equal to 50% of his base salary, prorated for 2010, and a guaranteed bonus payment of $25,000 for the first six months of fiscal year 2011 if he meets his individual milestones and the Company achieves its performance goals.  In addition, he will be eligible to participate in the Company’s comprehensive benefits plans available to other company employees.

Consistent with retention agreements with other executives officers, Mr. Mintz will be eligible for severance pay equal to one (1) year salary, bonus (if applicable) and benefits (or equivalent) upon termination by the Company without cause, or by the executive for “Good Reason” (as defined in the executive retention agreements) at any time within eighteen (18) months of a Change in Control.

Mr. Mintz’s employment offer does not specify a term of employment; either party may terminate the relationship at any time without notice and with or without cause.

Mr. Mintz will be subject to a six-month post-termination non-compete and non-solicitation of employees, as well as an unlimited covenant not to use or disclose confidential information.

The foregoing description of the offer of employment does not purport to be complete and is qualified in its entirety by reference to the full text of the offer of employment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the press release announcing Mr. Mintz’s employment is attached hereto as Exhibit 99.1.

ITEM 9.01                       Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

10.1	Offer of Employment for Andrew R. Mintz dated May 31, 2010
99.1	Registrant's Press Release dated July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntegraMed America, Inc. (Registrant)

Date: July 13, 2010	By:	/s/Claude E. White
Claude E. White Vice President, General Counsel andSecretary